- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 18, 1996

                        PHYSICIANS RESOURCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        1-13778                      76-0456864
 (STATE OR OTHER JURISDICTION            (COMMISSION                 (I.R.S. EMPLOYER
       OF INCORPORATION)                FILE NUMBER)                IDENTIFICATION NO.)

      Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

       Registrant's telephone number, including area code (214) 982-8200

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

     Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by Physicians Resource Group, Inc. on May 3, 1996. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Physicians Resource Group, Inc., a Delaware corporation (the "Company") and a wholly-owned subsidiary of the Company ("Merger Sub"), entered into Agreements and Plans of Reorganization (the "W/K Acquisition Agreements") with the following ophthalmological practices (the "W/K Practices") and physician: Key Eye Center, P.A., Key Cataract Surgery Center, P.A., Whitman Optical, Inc. and Jeffrey Whitman, M.D.

     Pursuant to such agreements, Merger Sub would acquire (the "W/K Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the W/K Practices.

     The W/K Acquisitions were consummated on April 18, 1996.

     As a result of the W/K Acquisitions, the Company became the indirect holder (through a wholly-owned subsidiary) of, with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the W/K Practices. Merger Sub intends to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of the management services agreements entered into at the time of the W/K Acquisitions.

     To the best knowledge of the Company, at the time of the W/K Acquisitions there was no material relationship between (i) the W/K Practices and Jeffrey Whitman, M.D., on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

     The aggregate consideration paid by the Company as a result of the W/K Acquisitions was 270,321 shares of the common stock, par value $.01 per share, of the Company. The acquisition consideration for such acquisitions was determined by arms-length negotiations between the parties to the applicable acquisition agreements.

ITEM 5. OTHER EVENTS.

     The Company and various wholly-owned subsidiaries of the Company (each a "PRG Sub"), entered into Agreements and Plans of Reorganization or Asset Purchase Agreements (the "Additional Acquisition Agreements") with the following ophthalmological practices (the "Additional Practices") and physicians (the "Additional Physicians"): John M. Haley, M.D., P.A., John M. Haley, M.D.; Shelby
A. Wyll, M.D., P.A., Shelby A. Wyll, M.D.; Rudolph Churner, M.D., Professional Association, Rudolph Churner, M.D.; Medical & Surgical Eye Associates, P.A., Robert G. Burlingame, M.D.; Associates in Ophthalmology, P.A., Thomas A. Whitaker, M.D., Reuben R. Tipton, III; WVR, P.A., Jeffrey Whitsett, M.D., Lieven Van Riet, M.D.; and William H. Marr, M.D., P.A., William H. Marr, M.D.

     Pursuant to such agreements, the respective PRG Subs would acquire (the "Additional Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices.

     The Additional Acquisitions were consummated between April 9, 1996 and April 24, 1996.

     As a result of the Additional Acquisitions, the Company became the indirect holder (through its wholly-owned subsidiaries) of, with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices. The respective PRG Subs intend to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of management services agreements entered into at the time of the Additional Acquisitions.

     To the best knowledge of the Company, at the time of the Additional Acquisitions there was no material relationship between (i) the Additional Practices and the Additional Physicians, on the one hand, and (ii) the

Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

     The aggregate consideration paid by the Company as a result of the Additional Acquisitions was 422,155 shares of the common stock, par value $.01 per share, of the Company and $390,000 cash. The acquisition consideration for such acquisitions was determined by arms-length negotiations between the parties to the applicable acquisition agreements.

     The primary source of funds used in the Additional Acquisitions was cash from the Company's working capital.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The otherwise required financial statements of the businesses acquired in the W/K Acquisitions (consisting of the combined financial statements relating to the W/K Acquisitions combined with certain of the Additional Acquisitions) were previously filed with the Securities and Exchange Commission (the "SEC") and appear on pages F-83 through F-93 of the Company's Registration Statement on Form S-1 (No. 333-3852) and are not required herein in reliance on General Instruction B.3. to Form 8-K.

     (b) Pro Forma Financial Information

     The unaudited pro forma combined balance sheet of the Company attached hereto as Annex A has been adjusted to give effect to the W/K Acquisitions and other transactions described more fully therein, as though such transactions had occurred on December 31, 1995. The unaudited pro forma combined statement of operations of the Company for the year ended December 31, 1995 also attached hereto as Annex A present the historical results of the Company as if the Company had consummated the W/K Acquisitions and such other transactions on January 1, 1995. Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated at the beginning of the respective periods presented and should not be construed as representative of future operations.

     (c) Exhibits.

      EXHIBIT
        NO.                                        DESCRIPTION
- - -------------------- ------------------------------------------------------------------------
         4.1         -- Restated Certificate of Incorporation of Physicians Resource Group,
                        Inc.(1)
         4.2         -- Certificate of Designations, Preferences, Rights and Limitations of
                        Class A Preferred Stock of Physicians Resource Group, Inc.(1)
         4.3         -- Third Amended and Restated Bylaws of Physicians Resource Group,
                        Inc.(2)
         4.4         -- Form of Warrant Certificate(1)
         4.5         -- Rights Agreement dated as of April 19, 1996 between Physicians
                        Resource Group, Inc. and Chemical Mellon Shareholder Services(3)
         4.6         -- Form of certificate evidencing ownership of Common Stock of
                        Physicians Resource Group, Inc.(1)

- - ---------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PHYSICIANS RESOURCE GROUP, INC.

                                   By: /s/ RICHARD J. D'AMICO
                                      ----------------------------
                                       Richard J. D'Amico
                                       Senior Vice President and General Counsel

Date: May 10, 1996

                                                                         ANNEX A

                        PHYSICIANS RESOURCE GROUP, INC.

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements include the unaudited pro forma combined balance sheet as of December 31, 1995 as if the acquisition of the Key Eye Center, Key Cataract Surgery Center, Whitman Optical and certain other practices acquired in the second quarter of 1996 (the 2nd Quarter Acquisitions) and certain other transactions described below had occurred on that date, and include the unaudited pro forma combined statement of operations for the year ended December 31, 1995 as if the Merger and certain other transactions as described below had occurred as of January 1, 1995. In the Merger, shares of common stock of Physicians Resource Group, Inc. (PRG) were exchanged for shares of stock of EyeCorp. The Merger will be accounted for as a pooling of interests, and accordingly the historical operations and balance sheets of PRG and EyeCorp have been combined in these financial statements.

     The unaudited pro forma statements of operations for the year ended December 31, 1995 also give effect to (i) the consummated PRG initial public offering (IPO) and simultaneous exchange of cash, shares of its common stock and note payable for certain assets of and liabilities (the Reorganization) associated with ten eye care practices; (ii) the issuance of 3,553,000 shares of PRG common stock in the IPO and the application of the net proceeds therefrom;
(iii) the acquisition of certain assets from and consummation of service agreements with 21 eye care practices (including one practice as to which the acquisition is probable but has not yet occurred) by PRG during the first and second quarter of 1996 (the 1996 PRG Acquisitions); (iv) acquisition of certain assets from and consummation by EyeCorp of service agreements with eye care practices during 1995 (the 1995 EyeCorp Acquisitions); and (v) the PRG and EyeCorp Credit Facilities and the application of the proceeds from borrowings thereunder all as if such transactions or events had occurred on January 1, 1995. The pro forma balance sheet as of December 31, 1995 also gives effect to
(i) consummation of the 1996 PRG Acquisitions; and (ii) the PRG and EyeCorp Credit Facilities and the proceeds from borrowings thereunder, all as if such transactions or events had occurred on December 31, 1995.

     The unaudited merger/significant transactions pro forma combined financial statements have been prepared by PRG based on the supplemental combined financial statements of PRG and EyeCorp included in PRG's registration statement on Form S-1 (No. 333-3852), the unaudited financial statements of practices acquired by PRG in the 1996 PRG Acquisitions and the practices acquired or to be acquired by EyeCorp in the 1995 EyeCorp Acquisitions and other assumptions deemed appropriate by PRG. These unaudited pro forma combined financial statements may not be indicative of the actual results had the above events and transactions occurred on the dates indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG or EyeCorp nor future corporate costs and expenses related to the Merger have been reflected in the accompanying unaudited pro forma combined financial statements.

                        PHYSICIANS RESOURCE GROUP, INC.

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                    (000'S)

                                                                                   ADJUSTMENTS
                                                                 ------------------------------------------------
                                                   PRG AND                                               1995
                                                   EYECORP          FIRST             SECOND           EYECORP
                                                 SUPPLEMENTAL      QUARTER           QUARTER         ACQUISITIONS     TOTAL
                                                   COMBINED      ACQUISITIONS      ACQUISITIONS       AND OTHER     PRO FORMA
                                                 ------------    ------------      ------------      ------------   ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................    $ 17,451        $ (7,670)(A-1)    $   (390)(A-1)    $     --         9,391
  Accounts receivable, net.....................      16,169           4,959(A-1)        1,539(A-1)           --        22,667
  Inventories..................................       2,045             471(A-1)          149(A-1)           --         2,665
  Prepaid expenses and other current assets....       6,633             800(A-1)          211(A-1)           --         7,644
                                                   --------        --------          --------          --------      --------
          Total current assets.................      42,298          (1,440)            1,504                --        42,367
PROPERTY AND EQUIPMENT, net:...................      27,519           5,222(A-1)        1,538(A-1)           --        34,279
INTANGIBLE ASSETS, net:
  Work force...................................       3,285           4,300(A-1)          755(A-1)           --         8,340
  Service Agreements...........................      36,392          23,032(A-1)       19,450(A-1)           --        81,339
                                                                      2,465(A-2)
  Goodwill.....................................      12,580           4,868(A-1)        2,662(A-1)           --        20,545
                                                                        435(A-2)
                                                   --------        --------          --------          --------      --------
                                                     52,257          35,100            22,807                         110,224
OTHER NONCURRENT ASSETS, net...................       1,538             858(A-1)        1,672(A-1)           --         4,062
                                                   --------        --------          --------          --------      --------
          Total assets.........................    $123,612        $ 39,740          $ 27,586          $     --     $ 190,938
                                                   ========        ========          ========          ========      ========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Obligation to former owners of affiliated
     practices.................................    $  1,086        $    119(A-1)     $    247(A-1)     $     --     $   1,452
  Notes payable and current portion of
     long-term debt............................       1,531           1,050(A-1)          561(A-1)           --         3,142
  Accounts payable and accrued expenses........      10,397           2,879(A-1)          482(A-1)           --        13,758
  Accrued salaries and benefits................       3,075           1,105(A-1)          184(A-1)           --         4,364
  Current portion of ASC obligation............       3,100              --                --                --         3,100
                                                   --------        --------          --------          --------      --------
          Total current liabilities............      19,189           5,153             1,474                --        25,816
LONG-TERM DEBT, net of current portion.........      27,815           2,890(A-1)        3,050(A-1)        8,000(B)     44,655
                                                                      2,900(A-2)
DEFERRED TAXES.................................      14,013           5,665(A-1)        8,415(A-1)           --        28,093
OTHER LONG-TERM LIABILITIES....................         272              --                --                --           272
                                                   --------        --------          --------          --------      --------
          Total liabilities....................      61,289          16,608            31,917             8,000        98,836
OWNER'S EQUITY:
  Common stock.................................         157              14(A-1)            6(A-1)           --           177
  Additional paid-in capital...................      60,374          23,118(A-1)       14,641(A-1)           --        98,133
  Deficit......................................       1,792              --                --            (8,000)(B)    (6,208)
                                                   --------        --------          --------          --------      --------
          Total owners' equity.................      62,323          23,132            14,641            (8,000)       92,102
                                                   --------        --------          --------          --------      --------
          Total liabilities and owners'
            equity.............................    $123,612        $ 39,740            27,596          $     --     $ 190,938
                                                   ========        ========          ========          ========      ========

 See accompanying notes to unaudited merger/significant transactions pro forma combined balance sheet.

                        PHYSICIANS RESOURCE GROUP, INC.

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                         (000'S, EXCEPT SHARE AMOUNTS)

                                                                                ADJUSTMENTS
                                              --------------------------------------------------------------------------
                                   PRG AND                                                       1995
                                   EYECORP                        FIRST          SECOND        EYECORP
                                 SUPPLEMENTAL      IPO           QUARTER        QUARTER      ACQUISITIONS       TOTAL
                                   COMBINED   REORGANIZATION   ACQUISITIONS   ACQUISITIONS    AND OTHER       PRO FORMA
                                 ------------ --------------   ------------   ------------   ------------    -----------
REVENUES:
  Management service
    revenues...................   $   39,129     $ 22,085(C)     $ 40,933(J)    $ 11,433(J)    $ 40,424(O)   $   154,004
  Surgery center revenue.......        9,317        2,821(C)        4,825(J)       1,412(J)       4,749(O)        23,124
  Other revenues...............           79            5(D)          322(K)          --             --              406
                                  ----------      -------         -------        -------        -------      -----------
        Total revenues.........       48,525       24,911          46,080         12,845         45,173          177,534
COSTS AND EXPENSES:
  Salaries, wages and
    benefits...................       19,768       10,199(D)       20,115(K)       4,653(K)      15,455(P)        70,190
  Pharmaceuticals and
    supplies...................        6,687        3,494(D)        5,260(K)         738(K)       7,659(P)        23,838
  General and administrative
    expenses...................       16,022        6,115(D)       13,046(K)       3,798(K)      13,653(P)        51,110
                                                     (334)(G)         (54)(M)                      (676)(Q)
                                                                     (460)(N)
  Depreciation and
    amortization...............        2,609        1,217(D)        2,024(K)         475(K)       1,264(P)        10,977
                                                     (194)(F)         (20)(H)        660(L)       1,448(R)
                                                      159(G)        1,312(L)
                                                                       23(M)
  Executive resignation
    expenses...................        1,117           --              --                            --            1,117
  Interest expense.............        1,157          233(D)          376(K)         169(K)         379(P)         2,851
                                                      (82)(E)                                       (22)(H)         (207)(S)
                                          --          (24)(F)          --                           872(T)            --
                                  ----------      -------         -------        -------        -------      -----------
        Total costs and
          expenses.............       47,360       20,783          41,600         10,493         39,847          160,083
                                  ----------      -------         -------        -------        -------      -----------
INCOME BEFORE INCOME TAXES.....        1,165        4,128           4,480          2,352          5,326           17,451
PROVISION FOR INCOME TAXES.....         (501)      (1,610)(I)      (1,747)(I)       (917)(I)     (2,130)(I)       (6,905)(I)
                                  ----------      -------         -------        -------        -------      -----------
NET INCOME.....................   $      664     $  2,518        $  2,733       $  1,435       $  3,196      $    10,546(U)(V)
                                  ==========      =======         =======        =======        =======      ===========
NET INCOME PER SHARE...........   $      .07                                                                 $       .58
                                  ==========                                                                 ===========
NUMBER OF SHARES USED IN NET
  INCOME PER SHARE
  CALCULATION..................    9,086,417                                                                  18,286,554(W)
                                  ==========                                                                 ===========

 See accompanying notes to unaudited merger/significant transactions pro forma statement of operations.

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                         (000'S, EXCEPT SHARE AMOUNTS)

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

     The accompanying combined pro forma balance sheet as of December 31, 1995 gives effect to the Second Quarter Acquisitions, the First Quarter Acquisitions, the Merger, certain other acquisitions and other significant transactions as if such transactions or events had occurred on December 31, 1995. Excess cash on a pro forma basis is assumed to be used for working capital purposes. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.

     (A-1) Reflects the First Quarter and Second Quarter Acquisitions. Pursuant to the First Quarter and Second Quarter Acquisitions, PRG acquired certain practice assets and liabilities, excluding cash, in exchange for (1) the issuance of 1,446,437 and 639,566 shares, respectively, of PRG common stock and
(2) the payment of approximately $7,670 and $1,684, respectively, in cash upon closing. Simultaneously, with the purchase of the eye care practices' assets and liabilities, the Company enters into a 40 year service agreement with the practices. The estimated fair market value of the assets and liabilities of the PRG Acquisition Practices are as follows:

                                                               FIRST    SECOND
                             DESCRIPTION                      QUARTER   QUARTER
  ----------------------------------------------------------  -------   -------
                                                                   (000'S)
  Net assets acquired --
    Accounts receivable, net................................  $ 4,959   $ 1,539
    Inventories.............................................      471       149
    Prepaid expenses and other current assets...............      800       211
    Property and equipment, net.............................    5,222     1,538
    Intangible assets --
       Work force...........................................    4,300       755
       Service Agreements...................................   23,032    19,450
       Goodwill.............................................    4,868     2,662
    Other noncurrent assets, net............................      858     1,672
    Obligations to former owners of affiliated practices....     (119)     (247)
    Notes payable and current portion of long-term debt.....   (1,050)     (561)
    Accounts payable and accrued expenses...................   (2,879)     (482)
    Accrued salaries and benefits...........................   (1,105)     (184)
    Long-term debt, net.....................................   (2,890)   (3,050)
    Deferred taxes..........................................   (5,665)   (8,415)
                                                              --------  --------
                                                              $30,802   $15,037
                                                              ========  ========
  Consideration paid --
    Cash....................................................  $ 7,670   $   390
    Common stock............................................   23,132    14,647
                                                              --------  --------
                                                              $30,802   $15,037
                                                              ========  ========

     The value of the shares issued in the First Quarter and Second Quarter Acquisitions was based on the average trading price prior to the closing of the individual transactions and is discounted, as appropriate, for trading restrictions. Identifiable intangible assets consist of the nonphysician employee work force, the service agreements and goodwill related to ASCs. The estimated fair value of the nonphysician employee work force is based on the estimated cost to replace the work force. The estimated fair value of the service agreement for clinics is the excess of the purchase price over the estimated fair value of the tangible assets and work force acquired and liabilities assumed. Goodwill associated with ASCs is the purchase price in excess of net tangible assets acquired.

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     In connection with the allocation of the purchase price to identifiable intangible assets, PRG analyzed the nature of each practice including the number of physicians in each group, number of clinics and their ability to recruit and develop additional physicians; value of the nonphysician employee work force; length of service agreement and ability to enforce the agreement; existence of an ambulatory surgery center (ASC) and the trend in health care delivery methods to an ASC-type facility. Management's analysis indicated that the work force in place to be acquired represents an intangible asset. The typical replacement cost of the work force has been estimated and will be amortized over the expected average seven-year worklife of the existing work force. The physician groups have the ability to extend their existence indefinitely; however, the length of the service agreement, typically 40 years with additional renewal options, effectively establishes a finite life for the amortization of intangibles. Because PRG does not practice medicine, hire physicians, enter into employment contracts with the physicians, directly contract with payors, etc., the intangible asset created in the purchase allocation process is associated with the service agreement with the physician group. These practices typically break into two categories:

          (1) Physician practices and larger optometric practices are characterized by multiple clinics, large staffs and multiple practitioners and are composed of a mixture of surgery and complex vision service providers with high-volume optometric providers. These practice groups typically operate in a partnership manner and actively recruit physicians for fellowship programs, or as employee physicians and, if appropriate, subsequently admit qualified physicians into various levels of group practice ownership. This manner of operations allows a practice to perpetuate itself as individual physicians retire or are otherwise replaced. Management of PRG estimates that the average major practice group has practiced as a group for more than 15 years. The service agreements with these groups are typically 40 years and, because the practice group has an indefinite life, the Company has chosen to amortize the intangible created over the shorter of 40 years or the life of the related service agreement.

          (2) The second practice category, optometric practices, can be characterized as being composed of a single provider, smaller staffs and one clinic and are typically limited to optometric services and primary eye care. These practices do not normally have the same indefinite life characteristics as the larger practices, and the intangible created in the purchase transaction will be amortized over a 15-year period representing the expected life of the related practice although the related service agreement may extend well beyond that period.

     The final intangible is the goodwill associated with the ASCs acquired. PRG believes that outpatient surgery is rapidly becoming the preferred method of delivery of many surgical procedures, replacing in-patient delivery in hospitals and other extended-stay facilities. Benefits of ASCs include (1) lower cost of service, (2) more efficient staffing and space utilization and (3) improved physician productivity because of improved scheduling and faster turnaround. In addition, an increasing number of surgeries are being performed in ASCs by various medical specialists because of improved technology, treatment protocols and anesthesiology. Because of these considerations, management believes that goodwill arising from ASC purchases has an indefinite life and, therefore, a 40-year amortization period is being utilized for this asset.

     The carrying value of the intangible assets will be reviewed at each reporting period on a practice-by-practice basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG will consider in making the evaluation are changes in the market position, reputation, profitability and geographical penetration of the practices or ASCs. If indicators are present which indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

will be made to reduce the carrying amounts of the intangible assets to their values. PRG does not expect the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

     (A-2) Reflects $2,900 of transaction costs for the 1996 PRG Acquisitions and related borrowing to pay for those costs.

     (B) Reflects transaction costs related to the Merger of $8,000 which will be charged to expense in the first quarter of 1996. These transaction costs will be paid with proceeds from borrowings under PRG's Credit Facility.

PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

     The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 assume that as of January 1, 1995, PRG had completed the First Quarter and Second Quarter Acquisitions, the Merger, the IPO and Reorganization, the 1995 EyeCorp Acquisitions and the financing under the new PRG and EyeCorp Credit Facilities.

NOTES (C) - (G) REPRESENT ADJUSTMENTS RELATING TO THE IPO AND REORGANIZATION

     (C) Represents calculated management service revenues of PRG, determined in accordance with the management service agreements applied to the historical operating results of the Founding Affiliated Practices for the first six months of 1995.

                                  DESCRIPTION
    --------------------------------------------------------------   YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
                                                                       (000'S)
    Management service revenues(1)................................    $ 22,085
                                                                      ========
    Revenues from ACSs(2).........................................    $  2,821
                                                                      ========

PRG receives, with respect to each of the Founding Affiliated Practices, revenues based on the following components:

          (1) Under the terms of its service agreements, PRG receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the Practices, PRG owns or operates ASCs and receives the related revenues for certain nonphysician services.

     Various of these services fees are subject to certain negotiated performance and other adjustments. The negotiated adjustments vary on a practice-by-practice basis and include adjustments that cap or otherwise align the fees based on percentages of revenues at specified levels related to the profitability of the practice. Additionally, certain of the service fees based on percentages of revenues are adjusted based on the actual results of the practices, resulting in lower service fee ratios for incremental practice results over specified base levels.

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (D) Represents an adjustment to reflect historical costs of the Founding Affiliated Practices which have been subsequently assumed by PRG in order to fulfill PRG's obligations under the Service Agreements with such Practices. The components of the adjustment for the first half of the year ended December 31, 1995, include costs of the Founding Affiliated Practices and a management services organization (MSO) purchased by PRG in the Reorganization which are included in the historical financial statements of the Founding Affiliated Practices.

                             DESCRIPTION
  --------------------------------------------------------------   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
                                                                     (000'S)
  Other revenue, net............................................    $     (5)
  Salaries, wages and benefits..................................      10,199
  Pharmaceuticals and supplies..................................       3,494
  General and administrative expenses...........................       6,115
  Depreciation and amortization.................................       1,217
  Interest expense..............................................         233

     (E) Reflects the elimination of interest expense related to debt extinguished with proceeds of the IPO.

     (F) Reflects adjustments to the historical costs and expenses as follows:

                                  DESCRIPTION
    ------------------------------------------------------------------------   YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Change in depreciation method --
      Pro forma depreciation(1).............................................    $    916
      Depreciation recorded in entry (D)....................................      (1,148)
                                                                                 -------
              Net depreciation adjustment...................................    $   (232)
                                                                                 =======
    Additional amortization --
      Pro forma amortization(2).............................................    $    107
      Amortization recorded in entry (D)....................................         (69)
                                                                                 -------
              Net amortization adjustment...................................    $     38
                                                                                 =======
    Reduction of interest expense --
      Interest expense on capital leases that will not be incurred on a pro
         forma basis(3).....................................................    $    (24)
                                                                                 =======

     Further explanation of the components of these calculations is as follows:

          (1) The depreciation adjustment results from a change from an accelerated method to a straight-line method and, where PRG has determined that it is appropriate, a revision in the estimated useful lives of those assets. The calculated pro forma amount is based on property and equipment acquired of $11,305 with composite average useful lives of six years as of January 1, 1995.

          (2) Pro forma amortization of intangibles relates to $4,293 of intangible assets resulting from the purchase of an MSO, which is being amortized on a straight-line basis over a period of 40 years. This portion of the amortization of the intangible asset has been included in entry (D).

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

          (3) Certain capital leases recorded by the Founding Affiliated Practices were not assumed by PRG because the underlying assets have been acquired by PRG from their owners.

     (G) Reflects reversal of operating lease expense for previously leased assets with a net book value of approximately $3,736 acquired from owners of the Founding Affiliated Practices and the recording of depreciation expense on a straightline basis over a composite average useful life of 12 years. Debt obligations relating to the underlying assets under operating leases of $2,401 as of December 31, 1995 have been extinguished with the proceeds of the IPO. Accordingly, interest expense on such debt has not been reflected in the accompanying pro forma statement of operations.

                                  DESCRIPTION
    --------------------------------------------------------------   YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
                                                                       (000'S)
    Reduction of lease expense....................................     $ (353)
    Property tax on acquired assets...............................         19
                                                                       ------
              Total general and administrative....................     $ (334)
                                                                       ======
    Depreciation of acquired assets...............................     $  159
                                                                       ======

NOTE (H) REFERS TO EXCLUDED ASSETS FROM THE FIRST QUARTER ACQUISITION PRACTICES

     (H) Reflects the elimination of expenses related to certain assets which have been included within the historical costs and expenses of the First Quarter Acquisition Practices but will not be associated with PRG on an ongoing basis.

NOTE (I) REFERS TO INCOME TAXES

     (I) Reflects federal and state income taxes that PRG would have incurred on pro forma income before taxes.

NOTES (J) - (N) REFER TO ADJUSTMENTS RELATING TO FIRST QUARTER AND SECOND QUARTER ACQUISITION PRACTICES

     (J) Represents calculated management service revenues of PRG, determined in accordance with the applicable service agreement applied to the historical operating results of the First Quarter and Second Quarter Acquisition Practices.

                                                    FIRST          SECOND
                                                   QUARTER         QUARTER
                      DESCRIPTION                ACQUISITIONS    ACQUISITIONS
    -------------------------------------------  -----------     -----------
                                                           (000'S)
    Management service revenues(1).............    $40,933         $11,433
                                                   =======         =======
    Revenues from ASCs(2)......................    $ 4,825         $ 1,412
                                                   =======         =======

PRG will receive, with respect to each of the Acquisition Practices, revenues based on the following components:

          (1) Under the terms of its service agreements, the Company receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

          (2) With respect to several of the practices, PRG owns or operates ASCs and receives related revenues for certain nonphysician services.

     (K) Represents an adjustment to reflect historical costs of the First Quarter and Second Quarter Acquisition Practices which will be assumed by PRG in order to fulfill PRG's obligation under the applicable service agreements. The components of the adjustment include costs of the acquisition practices being purchased by PRG.

                                                     FIRST            SECOND
                                                    QUARTER          QUARTER
                       DESCRIPTION                ACQUISITIONS     ACQUISITIONS
  ----------------------------------------------  ------------     ------------
                                                             (000'S)
  Other revenue, net............................    $   (322)        $     --
  Salaries, wages and benefits..................      20,115            4,653
  Pharmaceuticals and supplies..................       5,260              738
  General and administrative expenses...........      13,046            3,798
  Depreciation and amortization.................       2,024              475
  Interest expense..............................         376              169

     (L) Reflects adjustments to historical costs and expenses of $614, $122 and $576 for the First Quarter Acquisitions and $108, $6, and $486 for the Second Quarter Acquisitions, for (1) amortization of work force, (2) amortization of goodwill related to the ASCs and (3) amortization of intangibles related to the service agreements. This pro forma amortization is on $32,200 and $22,867, respectively, of intangible assets as reflected on the pro forma balance sheet amortized over periods of seven, 40 and 40 years, respectively.

     (M) Reflects reversal of operating lease expense for previously leased assets which will be acquired from owners of the PRG Acquisition Practices and the recording of depreciation expense on a straight-line basis.

                        DESCRIPTION
    ---------------------------------------------------------   YEAR ENDED
                                                               DECEMBER 31,
                                                                   1995
                                                               ------------
                                                                 (000'S)
    Reduction of lease expense...............................     $(54)
    Depreciation of acquired assets..........................       23

     (N) Includes the elimination of nonrecurring professional fees related to a reorganization of one of the practices and nonrecurring professional fees related to the First Quarter Acquisitions which are included in the historical financials of the 1996 PRG Acquisition Practices.

NOTES (O) - (S) REFER TO 1995 EYECORP ACQUISITIONS

     (O) Represents calculated EyeCorp management service revenues determined in accordance with the applicable service agreements applied to the historical operating results of the 1995 EyeCorp Acquisitions.

                            DESCRIPTION
    --------------------------------------------------------   YEAR ENDED
                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
                                                                (000'S)
    Management service revenues(1)..........................    $ 40,424
                                                                ========
    Revenues from ASCs(2)...................................    $  4,749
                                                                ========

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     EyeCorp will receive, with respect to each of the 1995 EyeCorp Acquisitions, revenues based on the following primary components:

          (1) Under the terms of its service agreements (which have terms similar to PRG's service agreements), EyeCorp receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of each practice's revenues or pretax earnings relating to physician and certain other medical services.

          (2) EyeCorp owns or operates ASCs and receives the related revenues for certain nonphysician services.

     (P) Represents an adjustment to reflect historical costs of the 1995 EyeCorp Acquisitions which will be assumed by EyeCorp in order to fulfill EyeCorp's obligations under the applicable Service Agreements.

                            DESCRIPTION
    ---------------------------------------------------------   YEAR ENDED
                                                               DECEMBER 31,
                                                                   1995
                                                               ------------
                                                                 (000'S)
    Salaries, wages and benefits.............................    $ 15,455
    Pharmaceuticals and supplies.............................       7,659
    General and administrative expenses......................      13,653
    Depreciation and amortization............................       1,264
    Interest expense.........................................         379

     (Q) Represents an adjustment to remove the nonrecurring unsuccessful financing costs included in the EyeCorp historical financials.

     (R) Represents additional amortization of intangible assets established in the 1995 EyeCorp Acquisitions which occurred in late December 1995. If the 1995 EyeCorp Acquisitions had occurred on January 1, 1995, intangible assets would have aggregated approximately $36,566 and additional amortization would have aggregated $1,359 for the year ended December 31, 1995. Also includes $89 amortization of capitalized transaction and other fees for the year ended December 31, 1995.

     (S) Reflects a reduction in interest expense due to a reduction in interest rates associated with repaying EyeCorp's existing debt borrowed under the Prior Credit Facility with a portion of the proceeds from the borrowings under the EyeCorp Credit Facility. This interest reduction was partially offset by an overall increase in debt due to additional borrowings to fund the purchase price of the 1995 EyeCorp Acquisitions. The reduction in interest expenses is calculated as follows:

                             DESCRIPTION
    -----------------------------------------------------------   YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1995
                                                                 ------------
                                                                    (000'S)
    Interest expense --
      Prior Credit Facility....................................     $1,393
      EyeCorp Credit Facility..................................      1,186
                                                                    ------
              Reduction in interest expense....................     $ (207)
                                                                    ======

     The Prior Credit Facility's weighted average principal balance outstanding for the year ended December 31, 1995, was approximately $14,287 and the applicable interest rate was 9.75%. The EyeCorp Credit Facility pro forma weighted average principal balance outstanding (assuming additional borrowings to fund

                        PHYSICIANS RESOURCE GROUP, INC.

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

the cash portion of the purchase price of the 1995 EyeCorp Acquisitions and related transactions) for the year ended December 31, 1995 was approximately $14,825 and the applicable interest rate was 8.0%.

     (T) Reflects interest expense related to additional borrowings under the PRG and EyeCorp Credit Facilities of approximately $10,900 to pay transaction costs and provide working capital associated with the Merger and the 1996 PRG Acquisitions. The applicable interest rate was 8.0%.

NOTES (U) - (W) REFER TO THE PRO FORMA TOTALS

     (U) The Company has decided to continue to apply the provisions of APB Opinion 25 to its stock-based employee compensation arrangements.

     (V) Direct transactions costs of approximately $8,000 associated with the Merger are not included in the accompanying pro forma income statement. These costs are anticipated to be recorded in the first quarter of 1996.

     (W) Weighted average shares outstanding is summarized below:

                              DESCRIPTION
- - ---------------------------------------------------------------------   YEAR ENDED
                                                                       DECEMBER 31,
                                                                           1995
                                                                       ------------
                                                                         (000'S)
Outstanding PRG shares after IPO and additional shares purchased
  by underwriters....................................................    9,558,244
PRG stock options impact, using the treasury stock method............      344,684
PRG shares issued in the 1996 PRG Acquisitions.......................    2,086,003
PRG shares issued to EyeCorp shareholders in connection with the
  Merger.............................................................    6,089,506
PRG stock options impact, EyeCorp options assumed using the treasury
  stock method.......................................................      208,117
                                                                          ----------
                                                                          18,286,554
                                                                          ==========